Exhibit 5

Date:    Aug 25 1986

         Student Loan Marketing Association
         1050 Thomas Jefferson Street, N.W.
         Washington, DC  20007


                                   Employer Identification Number:    52-0974271
                                   Case Number:               526048082
                                   Contact Person:   Martin A. Wedin
                                   Contact Telephone Number:  (301) 962-3645

                                   Type of Plan:     401(k)
                                   Plan Number:      001
                                   Date Amended:     Jan 1, 1985
                                   File Folder Number:        520007824

Dear Applicant:

         Based on the information supplied, we have made a favorable determination on your application identified above. Please keep this letter in your permanent records.

         Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations). The status of the plan in operation will be reviewed periodically.

         The enclosed document describes some events that could occur after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect a favorable determination letter, and contains information about filing requirements.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal or local statutes.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

                                                 Sincerely yours,



                                                 Teddy R. Kern
                                                 District Director




Enclosures:
Pub. 794
OPWBP 515



                                     Page 2



         THE DETERMINATION LETTER ALSO APPLIES TO THE AMENDMENTS EXECUTED FEB. 25, 1986 AND AUG. 15, 1986.